UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 30, 2012
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On September 30, 2012, the Compensation Committee of the Board of Directors of QUALCOMM Incorporated (the “Company”) amended the Company’s Executive Retirement Matching Contribution Plan (“ERMCP”) to simplify the formula for determining the amount of employee contributions the Company will match under the ERMCP. Effective with respect to deferrals of bonuses earned for services rendered for fiscal years beginning on or after October 1, 2012, and deferrals of salary earned on or after January 1, 2013, Company matching contributions will be equal to 50% of each participating employee’s deferrals that do not exceed 16% of the employee’s salary and bonus paid in the calendar year. The revised formula does not result in a material change to the value of the Company match on an individual or aggregate basis. Additionally, the Compensation Committee amended the ERMCP, effective with respect to the deferrals of bonuses earned for services rendered for fiscal years beginning after October 1, 2012, and for deferrals of salary earned on and after January 1, 2014, to provide that Company matching contributions will be made in cash, unless the Compensation Committee decides that the match should be made in Company stock.
The Compensation Committee also amended the 2006 Long-Term Incentive Plan (“LTIP”) to revise the limits on vesting of full value awards (e.g., restricted stock, restricted stock units, performance awards and stock-based awards based on the full value of shares of Company common stock subject to the LTIP). Before the amendment, full value awards granted to employees that vest on the basis of the employee’s continued service with the Company could not vest more rapidly than annual pro-rata vesting over a three-year period and full value awards that vest upon attainment of performance goals were required to provide for a performance period of at least twelve months. These vesting limitations were subject to an exception that allowed a maximum of 2% of shares authorized for issuance under the LTIP to be issued as awards to non-employee directors without regard to these vesting limitations. The amendment to the LTIP expands the exception to the vesting limitations, effective September 30, 2012, to (a) allow a maximum of 5% of the shares authorized for issuance under the LTIP to be issued without regard to the vesting limitations, and (b) include awards issued to employees as well as awards issued to non-employee directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUALCOMM Incorporated

Date:	October 3, 2012	By:	/s/ Daniel L. Sullivan
Daniel L. Sullivan,
Executive Vice President, Human Resources